EXHIBIT 10.2

DotCom Internet Ventures Ltd.
                                               1422 Chestnut Street
                                               Suite 410, 4th Floor
                                        Philadelphia, PA 19102-2510
                                          Telephone: (215) 569-9175
                                         Telecopier: (215) 569-4710
                                   eMail: mergermania2001@yahoo.com


June 2, 2000

Breakthrough Technology Partners I, Inc.
1422 Chestnut Street
Suite 410, 4th Floor
Philadelphia, PA 19102

    Re:  Shareholder Agreement with
         Breakthrough Technology Partners I, Inc.

Gentlemen:

      In consideration of the sale of the shares of Common Stock of Breakthrough Technology Partners I, Inc. (the "Company") to the undersigned (the "Holder"), the Holder hereby represents, warrants, covenants and agrees, for the benefit of the Company and any holders of record (the "third party beneficiaries") of the Company's outstanding securities, including the Company's Common Stock, $.0001 par value (the "Stock") at the date hereof and during the pendency of this letter agreement that the Holder will not transfer, sell, contract to sell, devise, gift, assign, pledge, hypothecate, distribute or grant any option to purchase or otherwise dispose of, directly or indirectly, its shares of Stock of the Company owned beneficially or otherwise by the Holder except in connection with or following completion of a merger, acquisition or other transaction of or by the Company meeting the defination of a business combination as defined in the Company's registration statement on Form 10-SB or otherwise complying with the purposes of the Company as set out in the registration statement.

      Any attempted sale, transfer or other disposition in violation of this letter agreement shall be null and void.

      The Holder further agrees that the Company (i) may instruct its transfer agent not to transfer such securities (ii) may provide a copy of this letter agreement to the Company's transfer agent for the purpose of instructing the Company's transfer agent to place a legend on the certificates(s) evidencing the securities subject hereto and disclosing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of such securities is subject to the terms of this letter agreement and (iii) may issue stop-transfer instructions to its transfer agent for the period contemplated by this letter agreement for such securities.

      This letter agreement shall be binding upon the Holder, its agents, heirs, successors, assigns and beneficiaries.

      Any waiver by the Company of any of the terms and conditions of this letter agreement in any instance must be in writing and must be duly executed by the Company and the Holder and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof.

      Agreed and accepted this 2nd day of June, 2000.


                                       THE HOLDER


                                       By: /s/ William Tay
                                       ------------------------
                                       William Tay
                                       President

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